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                          THE DELAWARE GROUP OF FUNDS


                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3



                          This Multiple Class Plan (the "Plan") has been
adopted by a majority of the Board of Directors of each of the investment companies listed on Appendix A as may be amended from time to time (each individually a "Fund," and collectively, the "Funds"), including a majority of the Directors who are not interested persons of each Fund, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act"). The Board of each Fund has determined that the Plan, including the allocation of expenses, is in the best interests of the Fund as a whole, each series of shares offered by such Fund (individually and collectively the "Series") where the Fund offers its shares in multiple series, and each class of shares offered by the Fund or Series, as relevant. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for each Fund and, if relevant, its Series. To the extent that a subject matter set forth in this Plan is covered by a Fund's Articles of Incorporation or By-Laws, such Articles of Incorporation or By-Laws will control in the event of any inconsistencies with descriptions contained in this Plan.

                          The term "Portfolio," when used in this Plan in the
context of a Fund that offers only a single series of shares, shall be a reference to the Fund, and when used in the context of a Fund that offers multiple series of shares, shall be a reference to each series of such Fund.

CLASSES

                          1.  Appendix A to this Plan describes the classes to
be issued by each Portfolio and identifies the names of such classes.



FRONT-END SALES CHARGE

                          2.  Class A shares carry a front-end sales charge as
described in the Funds' relevant prospectuses; and Class B, Class C and Institutional Class shares are sold without a front-end sales charge.


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CONTINGENT DEFERRED SALES CHARGE

                          3.  Class A shares are not subject to a contingent
deferred sales charge ("CDSC"), except as described in the Fund's relevant prospectus.

                          4.  Class B shares redeemed within six years of their
purchase shall be assessed a CDSC at the following rate: (i) 4.00% if shares are redeemed within two years of purchase; (ii) 3.00% if shares are redeemed during the third or fourth year following purchase; (iii) 2.00% if shares are redeemed during the fifth year following purchase; (iv) 1.00% if shares are redeemed during the sixth year following purchase; and (vi) 0% thereafter.

                          5.  Class C shares redeemed within twelve months of
their purchase shall be assessed a CDSC at the rate of 1.00% of the lesser of
(i) the net asset value at the time of redemption, or (ii) the original net asset value at the time of purchase.

                          6.  The CDSC for each class is waived in certain
circumstances, as described in the Funds' relevant prospectuses. Shares that are subject to a CDSC age one month at the end of the month in which the shares were purchased, regardless of the specific date during the month that the shares were purchased.

                          7.  Institutional Class shares are not subject to a
CDSC.



RULE 12b-1 PLANS

                          8.  In accordance with the Rule 12b-1 Plan for the
Class A shares of each Portfolio, the Fund shall pay to Delaware Distributors, L.P. (the "Distributor") a monthly fee not to exceed 0.30% per annum of such Portfolio's average daily net assets represented by Class A shares as may be determined by the Fund's Board of Directors from time to time. The monthly fee shall be reduced by the aggregate sums paid by or on behalf of such Portfolio to persons other than broker-dealers (the "Service Providers") pursuant to servicing agreements.

                          9.  In accordance with the Rule 12b-1 Plan for the
Class B shares of each Portfolio, the Fund shall pay to the Distributor a monthly fee not to exceed 0.75% per annum of such Portfolio's average daily net assets represented by Class B shares as may be determined by the Fund's Board of Directors from time to time. In addition to these amounts, the Fund shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed 0.25% per annum of such Portfolio's average daily net assets represented by Class B





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shares, as a service fee pursuant to dealer or servicing agreements.

                          10.  In accordance with the Rule 12b-1 Plan for the
Class C shares of each Portfolio, the Fund shall pay to the Distributor a monthly fee not to exceed 0.75% per annum of such Portfolio's average daily net assets represented by Class C shares as may be determined by the Fund's Board of Directors from time to time. In addition to these amounts, the Fund shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed 0.25% per annum of such Portfolio's average daily net assets represented by Class C shares, as a service fee pursuant to dealer or servicing agreements.

                          11.  A Rule 12b-1 Plan has not been adopted for the
Institutional Class shares of any Portfolio.

ALLOCATION OF EXPENSES

                          12.  The Fund shall allocate to each class of shares
of a Portfolio any fees and expenses incurred by the Fund in connection with the distribution or servicing of such class of shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, the Fund reserves the right, subject to approval by the Fund's Board of Directors, to allocate fees and expenses of the following nature to a particular class of shares of a Portfolio (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Portfolio):

                          (i)     transfer agency and other recordkeeping
                                  costs;

                          (ii) Securities and Exchange Commission and blue sky registration or qualification fees;

                          (iii) printing and postage expenses related to printing and distributing class specific materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

                          (iv) audit or accounting fees or expenses relating solely to such class;

                          (v) the expenses of administrative personnel and services as required to support the shareholders of such class;





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                          (vi)    litigation or other legal expenses relating
                                  solely to such class of shares;

                          (vii) Directors' fees and expenses incurred as a result of issues relating solely to such class of shares; and

                          (viii) other expenses subsequently identified and determined to be properly allocated to such class of shares.

                          13.  Except for any expenses that are allocated to a
particular class as described in paragraph 11 above, all expenses incurred by a Portfolio will be allocated to each class of shares of such Portfolio on the basis of the net asset value of each such class in relation to the net asset value of the Portfolio.

ALLOCATION OF INCOME AND GAINS

                          14.  Income and realized and unrealized capital gains
and losses of a Portfolio will be allocated to each class of shares of such Portfolio on the basis of the net asset value of each such class in relation to the net asset value of the Portfolio.

CONVERSIONS

                          15.  (a)  Except for shares acquired through a
reinvestment of dividends or distributions, Class B shares held for eight years after purchase are eligible for automatic conversion into Class A shares of the same Portfolio in accordance with the terms described in the relevant prospectus. Class B shares acquired through a reinvestment of dividends or distributions will convert into Class A shares of the same Portfolio pro rata with the Class B shares that were not acquired through the reinvestment of dividends and distributions.

                                  (b)  The automatic conversion feature of
Class B shares shall be suspended at any time that the Board of Directors of the Fund determines that there is not available a reasonably satisfactory opinion of counsel to the effect that (i) the assessment of the higher fee under the Fund's Rule 12b-1 Plan for Class B does not result in the Fund's dividends or distributions constituting a preferential dividend under the Internal Revenue Code of 1986, as amended, and (ii) the conversion of Class B shares into Class A shares does not constitute a taxable event under federal income tax law. In addition, the Board of Directors of a Fund may suspend the automatic conversion feature by determining that any other condition to conversion set forth in the relevant prospectus, as amended from time to time, is not satisfied.





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                                  (c)  The Board of Directors of a Fund may
also suspend the automatic conversion of Class B shares if it determines that suspension is appropriate to comply with the requirements of the Act, or any rule or regulation issued thereunder, relating to voting by Class B shareholders on the Fund's Rule 12b-1 Plan for Class A or, in the alternative, the Board of Directors may provide Class B shareholders with alternative conversion or exchange rights.

                          16.  Class A, Class C and Institutional Class shares
do not have a conversion feature.

EXCHANGES

                          17.  Exchanges are permitted between Class A Shares
and Institutional Class Shares of a Portfolio or of any other Portfolio in the Delaware Group funds; Class B shares of a Portfolio may only be exchanged for Class B shares of any other Portfolio in the Delaware Group; Class C shares of a Portfolio may only be exchanged for Class C shares of any other Portfolio in the Delaware Group. All exchanges are subject to the eligibility and minimum purchase requirements set forth in the Funds' prospectuses. Exchanges cannot be made between open-end and closed-end funds within the Delaware Group.

                          18.  Each class will vote separately with respect to
the Rule 12b-1 Plan related to that class; provided, however, that Class B shares of a Portfolio may vote on any proposal to materially increase the fees to be paid by the Fund under the Rule 12b-1 Plan for the Class A shares of the same Portfolio.

                          19.  On an ongoing basis, the Directors, pursuant to
their fiduciary responsibilities under the Act and otherwise, will monitor the Portfolio for the existence of any material conflicts between the interests of all the classes of shares offered by such Portfolio. The Directors, including a majority of the Directors who are not interested persons of the Fund, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The Manager and the Distributor shall be responsible for alerting the Board to any material conflicts that arise.

                          20.  As described more fully in the Funds' relevant
prospectuses, broker-dealers that sell shares of a Portfolio will be compensated differently depending on which class of shares the investor selects.

                          21.  Each Fund reserves the right to increase,
decrease or waive the CDSC imposed on any existing or future class of shares of a Portfolio within the ranges permissible under applicable rules and regulations of the Securities and Exchange





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Commission (the "SEC") and the rules of the National Association of Securities
Dealers, Inc. (the "NASD"), as such rules may be amended or adopted from time to time. Each Fund may in the future alter the terms of the existing classes of such Portfolio or create new classes in compliance with applicable rules and regulations of the SEC and the NASD.

                          22.  All material amendments to this Plan must be
approved by a majority of the Directors of each Fund affected by such amendments, including a majority of the Directors who are not interested persons of the Fund.




Effective as of September 18, 1997




























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                                   APPENDIX A


                        LIST OF FUNDS AND THEIR CLASSES



1.        Delaware Group Equity Funds I, Inc.

                      Delaware Fund

                             Delaware Fund A Class
                             Delaware Fund B Class
                             Delaware Fund C Class
                             Delaware Fund Institutional Class

                      Devon Fund

                             Devon Fund A Class
                             Devon Fund B Class
                             Devon Fund C Class
                             Devon Fund Institutional Class


2.        Delaware Group Equity Funds II, Inc.

                      Decatur Income Fund

                             Decatur Income Fund A Class
                             Decatur Income Fund B Class
                             Decatur Income Fund C Class
                             Decatur Income Fund Institutional Class

                      Decatur Total Return Fund

                             Decatur Total Return Fund A Class
                             Decatur Total Return Fund B Class
                             Decatur Total Return Fund C Class
                             Decatur Total Return Fund Institutional Class

                      Blue Chip Fund (Added February 24, 1997)

                             Blue Chip Fund A Class
                             Blue Chip Fund B Class
                             Blue Chip Fund C Class
                             Blue Chip Fund Institutional Class










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                      Quantum Fund (Added February 24, 1997)

                             Quantum Fund A Class
                             Quantum Fund B Class
                             Quantum Fund C Class
                             Quantum Fund Institutional Class


3.        Delaware Group Equity Funds III, Inc.

                      Trend Fund

                             Trend Fund A Class
                             Trend Fund B Class
                             Trend Fund C Class
                             Trend Fund Institutional Class


4.        Delaware Group Equity Funds V, Inc.

                      Value Fund

                             Value Fund A Class
                             Value Fund B Class
                             Value Fund C Class
                             Value Fund Institutional Class

                      Retirement Income Fund (Added November 29, 1996)

                             Retirement Income Fund A Class
                             Retirement Income Fund B Class
                             Retirement Income Fund C Class
                             Retirement Income Fund Institutional Class


5.        Delaware Group Equity Funds IV, Inc.

                      DelCap Fund

                             DelCap Fund A Class
                             DelCap Fund B Class
                             DelCap Fund C Class
                             DelCap Fund Institutional Class

                      Capital Appreciation Fund (Added November 29, 1996)

                             Capital Appreciation Fund A Class
                             Capital Appreciation Fund B Class
                             Capital Appreciation Fund C Class
                             Capital Appreciation Fund Institutional Class





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6.        Delaware Group Global & International Funds, Inc.

                      International Equity Series

                             International Equity Fund A Class
                             International Equity Fund B Class
                             International Equity Fund C Class
                             International Equity Fund Institutional Class

                      Global Bond Series

                             Global Bond Fund A Class
                             Global Bond Fund B Class
                             Global Bond Fund C Class
                             Global Bond Fund Institutional Class

                      Global Assets Series

                             Global Assets Fund A Class
                             Global Assets Fund B Class
                             Global Assets Fund C Class
                             Global Assets Fund Institutional Class

                      Emerging Markets Series (Added May 1, 1996)

                             Emerging Markets Fund A Class
                             Emerging Markets Fund B Class
                             Emerging Markets Fund C Class
                             Emerging Markets Fund Institutional Class

                      International Small Cap Series (Added July 21, 1997)

                             International Small Cap Fund A Class
                             International Small Cap Fund B Class
                             International Small Cap Fund C Class
                             International Small Cap Fund Institutional Class

                      Global Equity Series (Added July 21, 1997)

                             Global Equity Fund A Class
                             Global Equity Fund B Class
                             Global Equity Fund C Class
                             Global Equity Fund Institutional Class


7.        Delaware Group Income Funds, Inc.

                      Strategic Income Fund (Added September 30, 1996)

                             Strategic Income Fund A Class
                             Strategic Income Fund B Class
                             Strategic Income Fund C Class
                             Strategic Income Fund Institutional Class





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